UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2010

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holdersa

    The annual meeting of stockholders of Interactive Brokers Group, Inc. (the "Company") was held on April 20, 2010 in Greenwich Connecticut. The meeting was held for the stockholders to vote on proposals to elect directors to the Company's Board of Directors (the "Board") and to ratify the appointment of Deloitte & Touche LLP as independent auditor. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management's nominees for directors.

    All nominees for election to the board were elected for a one year term expiring at the annual meeting of stockholders in the following year.  Each director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal.

    The number of votes cast for or against and the number of abstentions with respect to each proposal is set forth below.  The Company's independent inspector of election reported the vote of the stockholders as follows:

				Broker
	For	Against	Abstain	Non-Vote
Election of Directors (percentages shown are of the votes cast)

Thomas Peterffy	378,743,343	9,122,522	7,690	4,592,716
	97.64%	2.35%	0.00%
Earl H. Nemser	378,278,760	9,586,489	8,306	4,592,716
	97.52%	2.47%	0.00%
Paul J. Brody	382,057,190	5,808,559	7,806	4,592,716
	98.50%	1.49%	0.00%
Milan Galik	382,366,890	5,498,259	8,406	4,592,716
	98.58%	1.41%	0.00%
Lawrence E. Harris	387,658,871	206,346	8,338	4,592,716
	99.94%	0.05%	0.00%
Hans R. Stoll	387,659,494	205,755	8,306	4,592,716
	99.94%	0.05%	0.00%
Ivers W. Riley	387,658,664	206,685	8,206	4,592,716
	99.94%	0.05%	0.00%
Robert W. Trudeau	387,658,073	207,196	8,286	4,592,716
	99.94%	0.05%	0.00%

In addition, the stockholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, by a vote of 392,380,420 for; 73,530 against; and 12,321 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2010

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary